Exhibit 10.71

UNITED STATES PATENT AND TRADEMARK OFFICE (USPTO)

Commissioner for Trademarks
www.uspto.gov

OFFICIAL USPTO NOTICE OF PUBLICATION UNDER 12(a)

U.S. Application Serial No. 90888912
Mark: PROLECTIN
International Class(es): 005
Owner: Pharmalectin, Inc.
Docket/Reference No. 51577-T02001

Issue Date: June 8, 2022

Your mark is scheduled to publish in the Trademark Official Gazette (TMOG) on June 28, 2022.

Your mark appears to be entitled to register on the Principal Register upon the acceptance of a statement of use, subject to any claims of concurrent use.

What happens when your mark publishes. Within 30 days of the publication date, any party who believes it will be damaged by the registration of the mark may file a notice of opposition (or extension of time) with the Trademark Trial and Appeal Board. If no objection is filed, we will issue a Notice of allowance.

View your mark in the TMOG after the publication date at https://tmog.uspto.gov/ by selecting your publication date in the “issues” field, entering your serial number in the “search by” field, and clicking on the magnifying glass.

Ensure that the information in the TMOG is correct. If any information is incorrect, promptly request correction using the “Post-Approval/Publication/Post-Notice of Allowance (NOA) Amendment” form at https://teas.uspto.gov/office/ppa/. For more information, see https://www.uspto.gov/trademark/trademark-updates-andannouncements/procedures-submitting-amendmentscorrections-trademark.

Direct questions about this notice to the Trademark Assistance Center (TAC)at 1-800-786-9199 (select option 1) or TrademarkAssistanceCenter@uspto.gov.

Email Address(es):

cedocket@clarkelbing.com